EXHIBIT 99.1

   U.S. Physical Therapy Shareholders Approve Stock Incentive Plan

    HOUSTON--(BUSINESS WIRE)--June 3, 2004--U.S. Physical Therapy, Inc. (Nasdaq:USPH) (the "Company") announced at its Annual Shareholders Meeting, concluded the evening of June 2, 2004, the Company's shareholders voted to approve the Company's 2003 Stock Incentive Plan included in the Proxy Statement. The vote was 6,692,726 for, 1,996,699 against and 19,502 abstaining.
    Founded in 1990, U.S. Physical Therapy, Inc. operates 244 outpatient physical and/or occupational therapy clinics in 35 states and manages PT facilities for third parties. The Company's clinics provide post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries, rehabilitation of injured workers and preventative care. In addition to owning and operating clinics, the Company manages five physical therapy facilities for third parties, including physician groups. Named for three consecutive years in Forbes Magazine's Best 200 Small Companies List, U.S. Physical Therapy is included on the Russell 2000 and Russell 3000 Indexes. More information is available at www.usph.com.

    CONTACT: U.S. Physical Therapy, Inc., Houston
             Roy W. Spradlin or Larry McAfee, 713-297-7000 or
             Investors Relations:
             DRG&E
             Jack Lascar, 713-529-6600